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                                                                   Exhibit 1.1


                                  [_________] Shares

                               INTUITIVE SURGICAL, INC.

                      COMMON STOCK (PAR VALUE $0.001 PER SHARE)

                                UNDERWRITING AGREEMENT

                                     _____, 1998




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                                                                    _____, 1998


Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
BT Alex. Brown Incorporated
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York 10036

Ladies and Gentlemen:

            Intuitive Surgical, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters"), an aggregate of [________] shares of the Common Stock (par value $0.001 per share) of the Company (the "Firm Shares"). The Company also proposes to sell to the several Underwriters not more than an additional [________] shares of its Common Stock (par value $0.001 per share) (the "Additional Shares"), if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock granted to the Underwriters in
Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of Common Stock (par value $0.001 per share) of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock."

            The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement;" the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

            As part of the offering contemplated by this Agreement, Morgan Stanley & Co. Incorporated ("Morgan Stanley") has agreed to reserve out of the Shares set forth opposite its name on Schedule I to this Agreement, up to [________] shares, for sale to the Company's employees, officers, and directors and other parties associated with the Company (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriting" (the "Directed Share Program"). The Shares to be sold by Morgan Stanley pursuant to the Directed Share Program (the "Directed Shares") will be sold by Morgan Stanley pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the first business day after the date on which this Agreement is executed will be offered to the public by Morgan Stanley as set forth in the Prospectus.

            1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with each of the Underwriters that:

            (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

            (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, and (iii) the Prospectus does not contain and, as supplemented,

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      if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section l(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

            (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

            (d) The Company does not own any equity or capital interests in any corporation, partnership, joint venture, association or other entity.

            (e) This Agreement has been duly authorized, executed and delivered by the Company.

            (f) The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus.

            (g) The shares of Common Stock outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable. Except as set forth in the Prospectus and other than options to purchase [________] shares of the Company's Common Stock granted to employees pursuant to the Company's 1998 Equity Incentive Plan (the "1998 Incentive Plan"), the Company's 1998 Employee Stock Purchase Plan (the "1998 Purchase Plan"), the Company's 1998 Non-Employee Directors' Stock Option Plan (the "1998 Directors' Plan") and a warrant to purchase 11,000 shares, all as described in the Prospectus, the Company has no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. All outstanding shares of capital stock and options and other rights to acquire capital stock have been issued in compliance with the registration and qualification provisions of all applicable securities laws (or applicable exemptions thereof) and were not issued in violation of any preemptive rights, rights of first refusal and other similar rights.

            (h) The Shares have been duly authorized, and when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

            (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of the Company's Amended and Restated Certificate of Incorporation, as amended, or bylaws of the Company or any agreement or other instrument binding upon the Company that is material to the Company or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or governmental agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the National Association of Securities Dealers ("NASD") or the securities or Blue Sky laws of the various states or international jurisdictions in connection with the offer and sale of the Shares.

            (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Prospectus.

            (k) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company is a party or to which any of the properties of the Company

                                          2
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      is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or documents required to be filed as exhibits to the Registration Statement that are not described or filed as required.

            (l) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 or Rule 462 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

            (m) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

            (n) There is no owner of any securities of the Company who has any right, not effectively satisfied or waived, to require registration of any shares of capital stock of the Company in connection with the filing of the Registration Statement or the sale of the Shares thereunder. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except in each case as described in the Prospectus.

            (o) The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its respective business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company.

            (p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company.

            (q)   The Company has complied with all provisions of
      Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

            (r) The Company has notified each holder of a currently outstanding option issued under the 1998 Incentive Plan, 1998 Purchase Plan, or the 1998 Directors' Plan and each person who has acquired shares of Common Stock pursuant to the exercise of any option granted under the 1998 Incentive Plan, 1998 Purchase Plan, or the 1998 Directors' Plan, that none of such options or shares may be sold or otherwise transferred or disposed of for a period of 180 days after the date of the initial public offering of the Shares and that the Company has the right to impose stop-transfer instructions with the Company's transfer agent in order to enforce the foregoing lock-up provision.

            (s) As of the date the Registration Statement became effective, the Common Stock was authorized for quotation on The Nasdaq National Market upon official notice of issuance.

            (t) The financial statements, including the notes thereto, included in the Registration Statement and the Prospectus fairly present, in all material respects, the financial position of the Company as of the dates indicated and the results of its operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

            (u) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, except for options or warrants to purchase common stock which have been exercised on or after [May 31, 1998], in each case as described or contemplated in the Prospectus.


            (v) The Company does not own any real property. The Company has good and marketable title in fee simple to all personal property owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, in each case except as described in the Prospectus.

            (w) The Company owns or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by it, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing and there are no legal or governmental proceedings other than patent applications pending relating to patent rights of the Company to which the Company is a party, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse affect on the Company. The U.S. patents assigned to the Company are held by the Company, and, except as set forth in the Registration Statement and Prospectus, no other entity or individual has any right or claim in any of the applications, or any patent to be issued therefrom, by virtue of any contract, license or other agreement entered into between such entity or individual and the Company.

            (x) No material labor dispute with the employees of the Company exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent.

            (y) The Company is insured by the insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; the Company has not been refused any insurance coverage sought or applied for; and, except as described in the Prospectus, the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company.

            (z) The Company possesses all consents, approvals, orders, certificates, authorizations and permits issued by, and has made all declarations and filings with all appropriate federal, state or foreign regulatory authorities necessary to conduct its business as currently being conducted or as proposed in the Registration Statement to be conducted, except where the failure to possess such consents, approvals, orders, certificates, authorizations and permits or to make all declarations and filings would not have a material adverse effect on the Company, and to own, lease, license, and use their properties in the manner described in the Prospectus, and the Company has not received any notice of proceedings relating to the revocation or modification of any such consent, approval, order, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse change in the condition, financial, or otherwise, or in the earnings, business or operations

                                          4
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      of the Company, except as described the Prospectus

            (aa) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (bb) (i) The Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as supplemented, if applicable, are distributed in connection with the Directed Share Program, and (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

            (cc) The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

            2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth in Schedule I hereto opposite its name at $____ a share (the "Purchase Price").

            On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to [________] Additional Shares at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

            The Company hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to
(A) the Shares to be sold hereunder (B) the grant of options pursuant to the 1998 Incentive Plan or the 1998 Directors Plan (C) the sale of stock pursuant to the 1998 Purchase Plan (D) the grant of any option or warrant pursuant to an equipment lease or accounts receivable finance transaction (E) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on

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the date hereof of which the Underwriters have been advised in writing or (F)
the sale by the Company of securities for an aggregate consideration not to exceed $__________, in connection with an investment by one or more strategic partners, provided that the holders of such securities are subject to a lock-up for six (6) months following the sale with substantially the same terms as set forth in the Lock-Up Agreements (as defined in Section 5(h) herein).

            3. TERMS OF PUBLIC OFFERING. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at [$_____] a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of [$____] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of [$____] a share, to any Underwriter or to certain other dealers.

            4. PAYMENT AND DELIVERY. Payment for the Firm Shares shall be made to the Company in federal or immediately available funds in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [_________, 1998] or at such other time on the same or such other date, not later than [________, 1998], as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

            Payment for any Additional Shares shall be made in federal or immediately available funds in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in Section 2 or at such other time on the same or such other date, not later than [________, 1998], as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

            Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

            5. CONDITIONS TO THE UNDERWRITER'S OBLIGATIONS. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [5:30 p.m.] (New York time) on the date hereof.

            The several obligations of the Underwriters are subject to the following further conditions:

            (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                  (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                  (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, from that set forth in the Registration Statement at the time it was declared effective (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

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            (b)   The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company on behalf of the Company, to the effect set forth in clause (a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

            The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

            (c) The Underwriters shall have received on the Closing Date an opinion of Cooley Godward LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

                  (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power authority to own its property and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the Company;

                  (ii) the authorized, issued and outstanding capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock";

                  (iii) the shares of Common Stock outstanding prior to the
            issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid, and non-assessable;

                  (iv) the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights contained in the Company's Certificate of Incorporation or bylaws or to such counsel's knowledge, under any agreement to which the Company is a party;

                  (v) this Agreement has been duly authorized, executed and delivered by the Company;

                  (vi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the Amended and Restated Certificate of Incorporation, as amended, or bylaws of the Company or any agreement or other instrument binding upon the Company that is filed as an exhibit to the Registration Statement, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or governmental agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the NASD and securities or Blue Sky laws of the various states or international jurisdiction in connection with the offer and sale of the Shares;

                  (vii) the statements (A) in the Prospectus under the captions
            "Management--Officers and Directors (except with respect to the seventh and eighth sentences of the last paragraph thereof), "Management--Employee Benefit Plans," "Management--Executive Officer and Employment Arrangements," "Certain Transactions," "Description of Capital Stock," "Shares Eligible for Future Sale," and "Business--Intellectual Property--SRI INTERNATIONAL AGREEMENT" (except with respect to the first paragraph) and "--IBM AGREEMENT (except with respect to the first paragraph) and (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or

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            proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein to the extent required by the Act and the Rules;

                  (viii) to such counsel's knowledge, there are no legal or
            governmental proceedings pending or overtly threatened to which the Company is a party or to which any of the properties of the Company is subject that are required by the Securities Act or the rules and regulations thereunder (the "Act and Rules") to be described in the Registration Statement or the Prospectus or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or contracts or other documents required to be filed as exhibits to the Registration Statement, that are not described or filed as required by the Act or the Rules;

                  (ix) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the net proceeds therefrom as described in the Prospectus, will not be an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended; and

                  (x) the Registration Statement and Prospectus (except for the Regulatory Portion and Intellectual Property Portion (as defined below) and the financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  (xi) In addition, such counsel shall state that during the course of the preparation of the Registration Statement, they have participated in conferences with the Representatives and with officers and other representatives of the Company, its counsel and its independent public accountants at which the contents of the Registration Statement and Prospectus and any supplements or amendments thereto, and related matters were discussed. Such counsel shall further state that although they have not independently verified and are not passing upon the accuracy, completeness or fairness of the statements made in the Registration Statement and Prospectus and any supplements or amendments thereto (other than as specified above in paragraphs (ii) and (vii)), nothing has come to their attention that has caused them to believe that the Registration Statement, as of the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel shall express no comment with respect to the financial statements and schedules, related notes, other financial data and statistical data derived therefrom included in the Registration Statement and Prospectus or derived therefrom.

            (d) The Underwriters shall have received on the Closing Date an opinion of Hogan & Hartsen LLP, outside regulatory counsel for the Company, dated the Closing Date, to the effect that the statements under the captions "Risk Factors--Need for Federal and State Regulatory Clearance or Approval," "Risk Factors--Limited Manufacturing Experience; Scale-Up Risk, "Business--Clinical Trials and Experience," and "Business--Government Regulation" (together the "Regulatory Portion"), (i) insofar as such statements purport to summarize applicable provisions of the Federal Food, Drug, and Cosmetic Act and the regulations promulgated thereunder, are accurate summaries in all material respects of the provisions purported to be summarized under such captions in the Prospectus and Registration Statement, and (ii) insofar as such statements relate to FDA regulatory matters, such counsel has no reason to believe that the information contained in the Regulatory Portion of the Registration Statement and Prospectus at the time each became effective, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

            (e) The Underwriters shall have received on the Closing Date an opinion of Townsend, Townsend & Crew LLP, outside intellectual property counsel for the Company, dated the Closing Date, to the effect that (i) such counsel is familiar with the technology used by the Company in its business and the manner of its use, (ii) such counsel has read the statements contained in the Registration Statement and Prospectus under the captions "Risk Factors--Dependence on Patents and Proprietary and Licensed Technology," "Risk Factors--Risks of Third-Party Claims of Infringement," "and "Business--Intellectual Property--Patents" (together the "Intellectual Property Portion"), (iii) the Intellectual Property Portion contains accurate descriptions of the Company's patent applications, issued and allowed patents, and, to the best of counsel's knowledge, patents licensed to the Company, and fairly summarizes the legal matters, documents and proceedings relating thereto, (iv) such counsel is not aware of any valid United States or foreign patent that is or would be infringed by the activities of the Company in the manufacture, use or sale of any presently proposed product, as described in the Prospectus, (v) such counsel has reviewed the Company's patent applications filed in the U.S. and outside the U.S. (the "Applications"), and the Applications have been properly prepared and filed on behalf of the Company, and are being diligently pursued by the Company; the inventions described in the Applications are assigned or licensed to the Company to our knowledge, except for patents where the Company has obtained a field of use license, no other entity or individual has any right or claim in any of the inventions, Applications, or any patent to be issued therefrom, and in such counsel's opinion based on presently available information each of the Applications discloses patentable subject matter, (vi) such counsel not aware of any pending or threatened judicial or governmental proceedings relating to patents or proprietary information to which the Company is a party or of which an property of the Company is subject and such counsel is not aware of any pending or threatened action, suit or claim by others that the Company is infringing or otherwise violating any patent rights of others, nor is such counsel aware of any rights of third parties to any of the Company's inventions described in the Applications, issued, approved or licensed patents which could reasonably be expected to materially affect the ability of the Company to conduct its business as described in the Prospectus, including the commercialization of the "surgeon's console," the "patient-side cart" and the "resposable instruments" (each as described in the Prospectus) and other products currently under development, and (vii) such counsel has no reason to believe that the information contained in the Intellectual Property Portion of the Registration Statement and the Prospectus at the time each became effective, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading].

            (f) The Underwriters shall have received on the Closing Date an opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (c)(iv), (c)(v), (c)(vii) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters") and Section 5(c)(x)(i) above.


            With respect to Section 5(c)(x)(i) above, Cooley Godward LLP and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

            The opinions of Cooley Godward LLP, Hogan & Hartsen LLP, and Townsend, Townsend & Crew LLP described in paragraphs (c), (d) and (e) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

            (g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent certified public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the

      Registration Statement and the Prospectus; PROVIDED that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

            (h) The lock-up agreements (the "Lock-Up Agreements"), each substantially in the form attached as EXHIBIT A hereto, between you and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

            The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the Additional Shares.

            6. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

            (a) To furnish to you, without charge, three (3) signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. local time on the second business day following the date of this Agreement and during the period mentioned in paragraph (c) below, as many copies of the Prospectus and any supplements thereto or to the Registration Statement as you may reasonably request.

            (b) Before amending the Registration Statement or supplementing the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

            (c) If, during such period after the first date of the public offering of the Shares in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either such supplements to the Prospectus so that the statements in the Prospectus as so supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as supplemented, will comply with law.

            (d) To the extent necessary to comply with applicable law, to endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

            (e) To make generally available to the Company's security holders and to you as soon as practicable an earnings statement of the Company that satisfies Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

            (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon,
      (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with the Blue Sky memorandum,
      (iv) all filing fees and reasonable disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of officers of the Company and any such consultants, and the Company's pro rata cost of any aircraft chartered in connection with the road show, (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section, and (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution," and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

            (g) To not release any shares of Common Stock from any restrictions imposed upon such shares by the Lock-Up Agreements without the prior written consent of Morgan Stanley.

            (h) That in connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Morgan Stanley will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop-transfer restrictions upon such securities for such period of time.

            (i) To comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

            7.    INDEMNITY AND CONTRIBUTION.

            (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; and provided further that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter or any person controlling such Underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, if a copy of the Prospectus (as then supplemented if the Company shall have furnished any amendment or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, unless such failure is the result of non-compliance by the Company with
      Section 6(a) hereof.

            (b) The Company agrees to indemnify and hold harmless Morgan Stanley and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act ("Morgan Stanley Entities"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material attached to the Prospectus or any preliminary prospectus prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus and in light of the circumstances in which they were made, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the shares which, immediately following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase; or
      (iii) related to, arising out of, or in connection with the Directed Share Program, provided that, the Company shall not be responsible under this subparagraph (iii) for any losses, claim, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

            (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless, the Company, its directors and officers who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or
      Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

            (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a), (b) or (c) of this Section 7, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may reasonably designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for (i) all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or
      Section 20 of the Exchange Act, and (ii) the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of the Underwriters, such firm shall be designated in writing by Morgan Stanley. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if
      (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 7(b) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control Morgan Stanley within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act provided that (i) the indemnifying party and Morgan Stanley shall have mutually agreed to the retention of such counsel or (ii) the representation of the indemnified parties and Morgan Stanley by the same counsel would be inappropriate due to actual or potential differing interests between them.

            (e) To the extent the indemnification provided for in paragraph (a), (b) or (c) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

            (f) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) of this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            (g)   The indemnity and contribution provisions contained in this
      Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement,
      (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

            8. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

            9. EFFECTIVENESS: DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

            If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the

Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

            If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions placed upon it in this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement that are within its control, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

            10. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            11. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

            12. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                          Very truly yours,

                                          INTUITIVE SURGICAL, INC.

                                          By:
                                             -----------------------------------
                                             Name:  Lonnie M. Smith
                                             Title:  President and Chief
                                                     Executive Officer

Accepted as of the date hereof:

MORGAN STANLEY & CO. INCORPORATED
BEAR, STEARNS & CO. INC.
BT ALEX. BROWN INCORPORATED

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:   Morgan Stanley & Co. Incorporated

By:
    -----------------------------------------
            Name:
            Title:

                                      SCHEDULE I

                                                                    Number of
                                                                   Firm Shares
UNDERWRITER                                                      TO BE PURCHASED

Morgan Stanley & Co. Incorporated
Bear, Stearns & Co. Inc.
BT Alex. Brown Incorporated


                  Total: